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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Colorado Business Bankshares, Inc. on Form S-1 of our report dated February 25, 2000, appearing in the Prospectus, which is a part of this Registration Statement.

We also consent to the reference to us under the headings "Summary Consolidated Financial Data" and "Experts" in such Prospectus.



DELOITTE & TOUCHE LLP

/s/ Deloitte & Touche LLP
-------------------------
Denver, Colorado
May 23, 2000